AMENDMENT TO RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT FOR THE PURPOSE OF REMOVING SAVOS INVESTMENTS TRUST AND ITS SERIES

October 20, 2022

ALPS ETF Trust
c/o ALPS Advisors, Inc. 1290 Broadway, Suite 1000
Denver, CO 80203
Email: AAICompliance@alpsinc.com

RE:    Addition of Acquired Funds and Removal of Investing Company and its series from Fund of Funds Investment Agreement

Dear Sirs and Madams:

This letter will confirm an amendment (“Amendment”) to the agreement dated as of January 19, 2022 (the “Agreement”), between GPS Funds I, GPS Funds II and Savos Investments Trust (each an “Acquiring Trust” and collectively, the “Acquiring Trusts”), on behalf of itself and each of its separate series listed on Schedule A, severally and not jointing (each, an “Acquiring Fund”), and the ALPS ETF Trust (“Acquired Trust”), each on behalf of itself and its separate series listed on Schedule B, as amended from time to time or as such additional series are deemed to be added in the future, severally and not jointly, (each, an “Acquired Fund” and collectively, the “Acquired Funds”).

WHEREAS, the Acquiring Trusts and the Acquired Trust (collectively, the “Parties” and individually, a “Party”) entered into a Fund of Funds Investment Agreement dated as of January 19, 2022 (the “Agreement”);

WHEREAS, the Parties desire to terminate the Agreement as between Savos Investments Trust and the Acquired Trust pursuant to Section 8 of the Agreement;

WHEREAS, the Parties desire to amend Schedule A of the Agreement to remove Savos Investment Trust and its separate series, Savos Dynamic Hedging Fund, as an Acquiring Fund pursuant to Section 8 of the Agreement;

WHEREAS, the Parties desire to amend Schedule B of the Agreement to add additional series added subsequent to the date of the Agreement, as an Acquired Fund, pursuant to Section 8 of the Agreement;

WHEREAS, Section 6 of the Agreement provides for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party;

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NOW, THEREFORE, the Parties hereby agree as follows, effective as of the date hereof:

1.This Amendment shall constitute notice of termination of the Agreement between Savos Investments Trust and the Acquired Trust pursuant to Section 8(b) of the Agreement, effective as of October 20, 2022. For the avoidance of doubt, it is the intent of the Parties that the Agreement as between GPS Funds I and GPS Funds II and the Acquired Trust shall remain in full force and effect.

2.In accordance with the forgoing, Schedule A and Schedule B that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule A and Schedule B attached to this Amendment.

3.Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.

4.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GPS Funds I, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

GPS Funds II, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

Savos Investment Trust, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

ALPS ETF Trust, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Kathryn Burns
Name:	Kathryn Burns
Title	Treasurer

SCHEDULE A – List of Acquiring Funds

GPS Funds I
GuideMark Large Cap Core Fund
GuideMark Emerging Markets Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Core Fixed Income Fund

GPS Funds II
GuidePath Growth Allocation Fund
GuidePath Conservative Allocation Fund
GuidePath Tactical Allocation Fund
GuidePath Absolute Return Allocation Fund
GuidePath Multi-Asset Income Allocation Fund
GuidePath Flexible Income Allocation Fund
GuidePath Conservative Income Fund
GuidePath Income Fund
GuidePath Growth and Income Fund

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SCHEDULE B- LIST OF ACQUIRED FUNDS

Alerian MLP ETF
ALPS Active REIT ETF
ALPS Clean Energy ETF
ALPS Disruptive Technologies ETF
ALPS Emerging Sector Dividend Dogs ETF
ALPS Global Travel Beneficiaries ETF
ALPS Hillman Active Value ETF
ALPS Intermediate Municipal Bond ETF
ALPS International Sector Dividend Dogs ETF
ALPS Medical Breakthroughs ETF
ALPS REIT Dividend Dogs ETF
ALPS Sector Dividend Dogs ETF
ALPS | O’Shares U.S. Quality Dividend ETF
ALPS | O’Shares U.S. Small-Cap Quality Dividend ETF
ALPS | O’Shares Global Internet Giants ETF
ALPS | O’Shares Europe Quality Dividend ETF
ALPS/Alerian Energy Infrastructure ETF
Barron's 400 ETF
RiverFront Dynamic Core Income ETF
RiverFront Dynamic US Dividend Advantage ETF
RiverFront Dynamic US Flex-Cap ETF
RiverFront Strategic Income Fund

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